As filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0768598
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7475 Lusk Boulevard
San Diego, California 92121
(Address of Principal Executive Officers)
NUVASIVE, INC. 2014 EQUITY INCENTIVE PLAN
(Full title of the plan)

Gregory T. Lucier
Chairman and Chief Executive Officer
NuVasive, Inc.
7475 Lusk Boulevard
San Diego, California 92121
858-909-1800
(Name, address including zip code and telephone number, including area code, of agent for service)

Copy to: Larry W. Nishnick, Esq. DLA Piper LLP (US) 4365 Executive Drive Suite 1100 San Diego, California 92121 (858) 677-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, Par Value $0.001 per share	2,200,637(3)	$65.37(3)	$143,855,641	$14,486
1.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminable number of any additional securities to be offered or issued from stock splits, stock dividends or similar transactions or pursuant to anti-dilution adjustments effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of common stock of NuVasive, Inc. (the “Company”).

2.

Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the registrant’s shares of common stock on September 1, 2016, as reported on the Nasdaq Global Select Market.

3.

Represents the number of additional shares of the registrant’s common stock subject to outstanding awards under the NuVasive, Inc. 2004 Amended and Restated Equity Incentive Plan that have become available for re-use under the NuVasive, Inc. 2014 Equity Incentive Plan (“2014 EIP”) upon expiration, termination, cancellation for any reason, or withholding by the registrant to satisfy any tax withholding obligations applicable to stock appreciation rights, stock options or full-value awards following March 27, 2014, the effective date of the 2014 EIP, and that are eligible to be carried forward to the 2014 EIP in accordance with its terms (the “Carry Forward Shares”). All of the Carry Forward Shares were registered pursuant to the Company’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) (File Nos. 333-116546, 333-149478, 333-172465,  333-186896, 333-193705). The Carry Forward Shares that may become issuable under the 2014 EIP are being carried forward to this registration statement pursuant to the General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

The documents containing the information specified in this Part I of Form S-8 (plan information and Registrant information and employee plan annual information) will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission (neither as part of this registration statement nor as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act). Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated by reference in this registration statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed on February 11, 2016;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);

(c) The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A (No. 000-50744) filed with the Commission on May 5, 2004, pursuant to Section 12 of the Exchange Act, and in any report filed for the purpose of amending such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered under this registration statement have been sold or which deregisters all of such shares then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of the filing of such documents, except as to any portion of any future annual, quarterly or current report or document that is not deemed filed with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, California 92121

Attn: Chief Financial Officer

(858) 909-1800

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of the Registrant’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that (1) it is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (3) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (4) the rights conferred in the bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. The Registrant also intends to enter into indemnification agreements with any new directors and officers in the future.

The Registrant has obtained liability insurance for its officers and directors.

The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See Index to Exhibit below.

Item 9. Undertakings

(a)The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 2, 2016.

NUVASIVE, INC.

By:	/s/ Gregory T. Lucier
Gregory T. Lucier
Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and/or officers of NuVasive, Inc. (the “Registrant”), hereby severally constitute and appoint Gregory T. Lucier, Chairman and Chief Executive Officer and Quentin S. Blackford, Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2016:

Signature	Title(s)

/s/ Gregory T. Lucier	Chairman, Chief Executive Officer and Director
Gregory T. Lucier	(Principal Executive Officer)

/s/ Quentin S. Blackford	Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity
Quentin S. Blackford	(Principal Financial Officer)

/s/ Jereme Sylvain	Vice President, Corporate Controller and Chief Accounting Officer
Jereme Sylvain	(Principal Accounting Officer)

/s/ Vickie L. Capps	Director
Vickie L. Capps

/s/ Peter C. Farrell, Ph.D., AM	Director
Peter C. Farrell, Ph.D., AM

/s/ Robert F. Friel	Director
Robert F. Friel

/s/ Lesley H. Howe	Director
Lesley H. Howe

/s/ Patrick S. Miles	Director
Patrick S. Miles

/s/ Leslie V. Norwalk, Esq.	Director
Leslie V. Norwalk, Esq.

/s/ Michael D. O’Halleran	Director
Michael D. O’Halleran

/s/ Donald J. Rosenberg, Esq.	Director
Donald J. Rosenberg, Esq.

/s/ Daniel J. Wolterman	Director
Daniel J. Wolterman

EXHIBIT INDEX

4.1(1)	Restated Certificate of Incorporation
4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation
4.3(3)	Restated Bylaws
4.4(4)	Amendment No. 1 to the Restated Bylaws
4.5(5)	Amendment No. 2 to the Restated Bylaws
4.6(6)	Specimen Common Stock Certificate
4.7(7)	Certificate of Designations of Series A Preferred Stock filed with the Delaware secretary of State on June 28, 2011
4.8(7)	Indenture dated as of June 28, 2011 between the Company and U.S. Bank National Association, as Trustee
4.9(7)	Form of 2.75% Convertible Senior Note due 2017
4.10(8)	Indenture, dated March 16, 2016, between the Company and Wilmington Trust, National Association, as Trustee
4.11(8)	Form of 2.25% Convertible Senior Note due 2021
5.1	Opinion of DLA Piper LLP (US)
10.1(9)(#)	2014 Equity Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)
24.1	Power of Attorney (included in signature pages to this registration statement)

_________

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2004.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on September 28, 2011.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on January 6, 2012.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2014.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on August 1, 2016.
(6)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 15, 2006.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 29, 2011.
(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 16, 2016.
(9)	Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Form DEF14A filed with the Commission on March 27, 2014
#	Indicates management contract or compensatory plan.